UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 28, 2010  (May 26, 2010)

CTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:       (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

CTS Corporation, an Indiana corporation (the “Company”), held its Annual Meeting of Shareholders on May 26, 2010 (the “Annual Meeting”).  At the Annual Meeting, all proposals were approved.  The proposals below are described in more detail in the Company’s definitive proxy statement filed April 20, 2010 for the Annual Meeting.  The final results were as follows:

a)	The following individuals were nominated in 2010 to serve until the next Annual Meeting of Shareholders in 2011. All nominees were elected. The results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Walter S. Catlow	28,540,371	790,779	1,967,841
Lawrence J. Ciancia	28,628,407	702,743	1,967,841
Thomas G. Cody	28,538,631	792,519	1,967,841
Patricia K. Collawn	26,671,764	2,659,386	1,967,841
Roger R. Hemminghaus	28,744,320	586,830	1,967,841
Michael A. Henning	28,635,327	695,823	1,967,841
Vinod M. Khilnani	28,399,892	931,258	1,967,841
Robert A. Profusek	28,651,133	680,017	1,967,841

b)	Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstained	Broker Non-Vote
31,216,051	62,253	20,687	------

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   CTS CORPORATION

                                    /s/ Richard G. Cutter
                By:        Richard G. Cutter
                  Vice President, Secretary
                  and General Counsel

Date:  May 28, 2010